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                                                                   EXHIBIT 99.20

                                    CONSENT

     I, Andre Desmarais, hereby consent to being named in the Joint Proxy Statement-Prospectus included in the Registration Statement on Form F-4 filed by Vivendi Universal in connection with the Merger Agreement, dated as of June 19, 2000, among Vivendi, Canal Plus S.A., Sofiee S.A., Vivendi Universal Exchangeco Inc. (formerly known as 3744531 Canada Inc.) and The Seagram Company Ltd. ("Seagram"), as a person who will become a director of the entity resulting from the combination among Seagram, Vivendi and Canal Plus S.A.

                                                /s/ ANDRE DESMARAIS
                                      ------------------------------------------
                                                   Andre Desmarais

Dated October 30, 2000